                                                                 EXHIBIT 23.1.


                        INDEPENDENT AUDITOR'S CONSENT


        We consent to the inclusion of our report on the financial statements of the Terrace Garden Inn and Lenox Inn for the year ended December 31, 1995 dated February 9, 1996 appearing in the Current Report on Form 8-K of Starwood Lodging Trust and Starwood Lodging Corporation, dated January 4, 1996.


                                                Coopers & Lybrand L.L.P.


Los Angeles, California
March 19, 1996